Exhibit 10.3

                                APTARGROUP, INC.
                             2008 STOCK OPTION PLAN

     1. Purpose. The purpose of the AptarGroup, Inc. 2008 Stock Option Plan (the "Plan") is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and
(d) furthering the identity of interests of participants with those of the stockholders of the Company.

     2. Definitions. The following definitions are applicable to the Plan:

     (a) "Affiliate" means (i) any subsidiary and (ii) any other entity in which the Company has a direct or indirect equity interest which is designated an "Affiliate" by the Committee.

     (b) "Board of Directors" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Committee" means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

     (e) "Common Stock" means Common Stock, par value $.01 per share, of the Company.

     (f) "Company" means AptarGroup, Inc., a Delaware corporation, and its successors.

     (g) "eligible employee" means any employee of the Company or an Affiliate.

     (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Market Value" on any date means the closing price of Common Stock on the New York Stock Exchange on that date (or, if such date is not a trading date, on the next preceding date which was a trading date).

     (j) "participant" means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

     (k) "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

     (l) "subsidiary" means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

     (m) "whole Board of Directors" means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

     3. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors or, if directors constituting not less than seventy percent (70%) of the whole Board of Directors so determine, by another committee consisting of not less than two (2) members of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

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     Subject to the limitations of the Plan, the Committee shall have full authority and discretion: (1) to select participants, (2) to make grants of stock options in such forms and amounts as it shall determine, (3) to impose such limitations, restrictions and conditions upon such options as it shall deem appropriate, (4) to approve the forms to carry out the purposes and provisions of the Plan, (5) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan,
(6) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any option granted hereunder and (7) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, except for any adjustment pursuant to Section 6(b), the Committee shall not have authority to reprice any stock option granted hereunder.

     The Committee's determinations on matters within its authority shall be final, binding and conclusive. The Committee may, to the extent that any such action will not prevent an option from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

     4. Shares Subject to Plan. Subject to adjustment as provided in Section 6(b), 3,800,000 shares of Common Stock shall be available for the grant of stock options under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

     To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options may be granted during any calendar year to any person shall be 500,000, subject to adjustment as provided in Section 6(b).

     5. Awards. The Committee may grant stock options to eligible employees in accordance with this Section 4 and the other provisions of the Plan.

     (a) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or any successor provision, or in such other form consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section 422, no ISO may be granted under the Plan to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of Section 422 of the Code) of the Company.

     (b) The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of grant, but in no event shall the option price be less than the par value per share.

     (c) Each option shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant, provided that no option shall be exercised later than 10 years after its date of grant.

     (d) An option may be exercised (1) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (D) a combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C) or (D), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

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     6. Miscellaneous Provisions.

     (a) Nontransferability. No option shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted as set forth in the agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the participant's lifetime only by the participant or the participant's legal representative or similar person. Except as permitted by the second preceding sentence, no option shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, such option and all rights thereunder shall immediately become null and void.

     (b) Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the maximum number of shares available for grants of options to any person, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price; provided, however, that in the event of a cash dividend, other than a regular cash dividend, the Committee shall have the discretion to make any or all of the foregoing adjustments. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being
(i) available under the Plan, such fractional security shall be disregarded, or
(ii) subject to an option, the Company shall pay the holder of such option, in connection with the first exercise of such option in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (A) the Market Value on the exercise date over (B) the exercise price of such option.

     (c) Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock upon the exercise of an option, payment by the holder of such option of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with the exercise of such option. An agreement relating to an option may provide that (1) the Company shall withhold cash or whole shares of Common Stock which would otherwise be delivered upon exercise of the option having, in the case of Common Stock, an aggregate Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the exercise of such option (the "Tax Date") in the amount necessary to satisfy any such obligation or (2) the holder of the option may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) delivery to the Company of previously owned whole shares of Common Stock (for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (E) any combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (B) through (E), except that the Committee may not disapprove of an election made by a participant subject to Section 16 of the Exchange Act. Shares of Common Stock to be delivered or withheld may not have an aggregate Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

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     (d) Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee

     (e) Beneficiary Designation. To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at a participant's death shall be paid to the participant's estate.

     (f) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

     (g) Amendment. The Board of Directors, through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors, may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

     7. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding options shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board of Directors through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

As adopted by the Board of Directors on February 28, 2008

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